PARKER CHAPIN FLATTAU & KLIMPL, LLP
                                   LETTERHEAD




                                 August 12, 1996



MicroFrame, Inc.
21 Meridian Road
Edison, New Jersey 08820

Gentlemen:

           We have acted as counsel to MicroFrame, Inc. (the "Company") in connection with a Registration Statement on Form S-3 (file no. 333-9507) filed by the Company with the Securities and Exchange Commission (the "Registration Statement") relating to up to 4,104,401 shares (the "Shares") of the Company's Common Stock, par value $.001 per share (the "Common Stock"). Of such Shares:
(a) 1,101,467 were issued in a private placement of the Company's securities in April 1996 (the "1996 Private Placement"), (b) 2,202,934 may be issued upon the exercise of the Class A Warrants and Class B Warrants which were issued in the 1996 Private Placement (collectively, the Class A Warrants and Class B Warrants are hereafter referred to as the "Warrants") and (c) 800,000 shares of Common Stock which were issued in connection with a private placement (the "1993 Private Placement") of the Company's securities in May 1993.

           In connection with the foregoing, we have examined, among other things, the Registration Statement, the Warrants and originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Company.



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MicroFrame, Inc.                    - 2 -                        August 12, 1996



           Based upon the foregoing, we are of the opinion that (i) the Shares issued in the 1996 Private Placement and the 1993 Private Placement have been legally issued and are fully paid and non-assessable; and (ii) the Shares issuable upon the exercise of the Warrants (when such Shares are paid for and issued in accordance with the terms of the Warrants) will be legally issued, fully paid and non-assessable.

           We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement and to the filing of a copy of this opinion as an exhibit thereto.


                                       Very truly yours,

                                       /s/ PARKER CHAPIN FLATTAU & KLIMPL, LLP

                                       PARKER CHAPIN FLATTAU & KLIMPL, LLP